SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                   Date of Report: June 18, 2002
                 (Date of earliest event reported)

  Commission     Registrant; State of Incorporation;     I.R.S. Employer
  File Number       Address; and Telephone Number       Identification No.

    1-3525      AMERICAN ELECTRIC POWER COMPANY, INC.       13-4922640
                (A New York Corporation)
                1 Riverside Plaza
                Columbus, Ohio 43215
                Telephone (614) 223-1000



Item 5.  Other Events and Regulation FD Disclosure.

      On June 18, 2002, American Electric Power Company, Inc. (the "Company") signed an agreement to sell SEEBOARD, the Company's retail electricity and gas supply and electricity distribution subsidiary in southeast England, to London Electricity Group plc ("LE Group").

      Under terms of the agreement with LE Group, the Company will receive 670 million pounds (approximately US$975 million) in cash for SEEBOARD, and LE Group will assume SEEBOARD debt of approximately 722 million pounds (approximately US$1.05 billion). In addition, LE Group will assume obligations valued at 100 million pounds(approximately US$146 million) related to a power purchase agreement with Medway Power Ltd.

      The Company will recognize a loss on the sale of approximately US$440 million in the second quarter, a portion of which may be recognized as an impairment of goodwill under a recent change in accounting rules. Included is a foreign exchange loss of approximately US$80 million previously reflected in the Company's shareholders' equity.

      The sale -- which includes SEEBOARD's electricity distribution and supply business assets, its contracting business, and its 37.5 percent interest in Medway Power Ltd. -- is conditional only on the European Commission approving the transaction under its merger regulations. The completion of the sale is expected to take four to six weeks.

                           FORWARD-LOOKING INFORMATION

      This report made by the Company contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are:

-     Electric load and customer growth.
-     Abnormal weather conditions.
-     Available sources and costs of fuels.
-     Availability of generating capacity.
- The speed and degree to which competition is introduced to our power generation business.
- The structure and timing of a competitive market and its impact on energy prices or fixed rates.
- The ability to recover stranded costs in connection with possible/proposed deregulation of generation.
-     New legislation and government regulations.
-     The ability of the Company to successfully control its costs.
-     The success of new business ventures.
-     International developments affecting the Company's foreign investments.
-     The economic climate and growth in the Company's service territory.
-     Inflationary trends.
-     Electricity and gas market prices.
-     Interest rates.
-     Other risks and unforeseen events.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          AMERICAN ELECTRIC POWER COMPANY, INC.



                          By:/s/ Geoffrey S. Chatas
                             -----------------------
                          Name: Geoffrey S. Chatas
                          Title: Assistant Treasurer



June 21, 2002